UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300

Santa Clara, California 95054

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Compensatory Arrangements of Certain Officers.

(c)	Appointment of Principal Operating Officer

On February 27, 2020, the Board of Directors (the “Board”) of Telenav, Inc. (the “Company”) appointed Salman Dhanani as the Company’s Chief Operating Officer (“COO”), and Hassan Wahla as its Chief Customer Officer (“CCO”). Each of Messrs. Dhanani and Wahla is a current employee of the Company and was a named executive officer for the fiscal year ended June 30, 2019. Biographical information for Messrs. Dhanani and Wahla is set forth below.

•	Salman Dhanani, age 46, is a cofounder of the Company and, prior to his appointment as the Company’s COO in February 2020, served as Co-president of the Company’s Automotive Business Unit from January 2014 to February 2020. Mr. Dhanani served as the Company’s Vice President, Growth Strategy and Partnerships, from July 2012 to January 2014, as its Vice President, Products, from August 2010 to July 2012, and as the Company’s Vice President, Products and Marketing, from August 2009 to August 2010. Mr. Dhanani served in various senior management positions for the Company from January 1999 to August 2009. From January 1999 to November 1999, Mr. Dhanani served as a consultant at the McKenna Group, a strategy consulting firm. From July 1996 to December 1998, Mr. Dhanani served as an application engineer at Schlumberger Ltd., a technology consulting services company. Mr. Dhanani holds a B.S. in Electrical Engineering from the University of Washington.

•	Hassan Wahla, age 48, serves as the Company’s CCO and previously served as Co-president of the Company’s Automotive Business Unit from January 2014 to February 2020. Mr. Wahla served as the Company’s Vice President, Business Development and Carrier Sales, from August 2009 to January 2014, and as its Executive Director, Business Development, from May 2005 to August 2009. From April 2003 to May 2005, Mr. Wahla served as a senior product manager at Nextel Communications, a wireless communications company that merged with Sprint Corporation. From February 2002 to April 2003, Mr. Wahla served as vice president of business development of Wireless Multimedia Solutions, a privately held wireless software platform company. From September 1999 to February 2002, Mr. Wahla served as director of business development at MicroStrategy, Inc., a business intelligence software company. Prior to that time, Mr. Wahla served as a senior consultant at Maritime Power, a maritime equipment company. Mr. Wahla holds a B.S. in Industrial Engineering from the Virginia Tech University, an M.S. in Management from Stevens Institute of Technology and a Masters of International Affairs from Columbia University.

There are no family relationships between either Mr. Dhanani or Mr. Wahla and any of the Company’s directors or executive officers. There is no arrangement between either Mr. Dhanani or Mr. Wahla and any of the Company’s directors or executive officers pursuant to which such person has been named an executive officer of the Company.

(e)	Executive Compensation Arrangements

On February 26, 2020, the Compensation Committee (the “Committee”) of the Board approved adjustments to the annual base salary and cash incentive-based compensation Messrs. Dhanani and Wahla, as set forth below. These changes, subject to finalization of documentation, will become effective as of March 1, 2020.

Adjustments to Base Compensation and Target Cash Incentive-based Compensation for the Fiscal Year Ending June 30, 2020

Name	FY 2020 Annual Base Salary ($)	FY 2020 Target Incentive Percentage (%)	FY 2020 Target Incentive Amount ($)	Merit Bonus Amount ($)
Mr. Salman Dhanani, Chief Operating Officer	$365,000	80	$226,333	$250,000
Mr. Hassan Wahla, Chief Customer Officer	$315,000	60	$189,000	$150,000

The Merit Bonus Amounts set forth above are subject to the applicable executive’s written agreement to repay the full “gross” amount in the event the executive’s employment with the Company terminates at any time before March 1, 2022, other than by the Company for Cause or by the executive for Good Reason (as each such term is defined in that Change in Control and Severance Agreement entered by the Company and the applicable executive dated effective as of February 1, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary

Date: February 28, 2020